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                                                                     Exhibit 5.2
November 22, 1995


Astra Merck Inc.
725 Chesterbrook Boulevard
Wayne, PA 19087-5677

Ladies and Gentlemen:

We have acted as counsel to Astra Merck Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by Merck & Co., Inc. ("Merck") of an aggregate of 100,000 shares (the "Shares") of Merck's Common Stock, no par value, and an indeterminate amount of interests (the "Interests") in the Astra Merck Inc. Employee Savings and Security Plan (the "Plan"), to be offered or sold to participants in the Plan.

In connection with the opinions expressed herein, we have examined originals or photostatic or certified records of the Company and of agreements, communications or other instruments, certificates of public officials, certificates of corporate officers, and such other documents, and have examined such questions of law, as we deemed relevant and necessary as a basis for the opinion hereinafter expressed. In making such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material to this opinion, we have relied solely, and without independent investigation, upon certificates of officers of the Company and of public officials.

Based on and subject to the foregoing, we are of the opinion that the Interests covered by the Registration Statement will be valid and binding interests in the Plan.

We express no opinion as to matters governed by any laws other than the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius, LLP
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